United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 18, 2024

Date of Report (Date of earliest event reported)

Goldenstone Acquisition Limited

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41328	85-3373323
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4360 E New York St. Aurora, IL	60504
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 352-7788

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one share of Common Stock and one Redeemable Warrant and one Right	GDSTU	The Nasdaq Stock Market LLC
Common Stock, par value $0.0001 per share	GDST	The Nasdaq Stock Market LLC
Redeemable Warrants, each warrant exercisable for one-half of one share of Common Stock at an exercise price of $11.50 per whole share	GDSTW	The Nasdaq Stock Market LLC
One Right to receive 1/10th of one share of Common Stock	GDSTR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

The disclosure set forth in Item 5.07 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 5.07 SUBMISSION OF A MATTER TO A VOTE OF SECURITY HOLDERS.

On June 18, 2024, the Company held an Annual Meeting of Stockholders (the “Annual Meeting”). The record date for the stockholders entitled to notice of, and to vote at, the Annual Meeting was May 28, 2024. At the close of business on the record date, the Company had 6,837,711 shares of common stock issued and outstanding and entitled to be voted at the Annual Meeting. Of the 6,837,711 shares of common stock issued and outstanding and entitled to be voted at the Annual Meeting, 5,457,897 shares (or 79.82%), constituting a quorum, were represented in person or by proxy at the Annual Meeting. At the Annual Meeting, three proposals were submitted to the Company’s stockholders. The proposals are described in more detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on June 5, 2024. Proposal 4 was not voted on at the Annual Meeting. The final voting results were as follows:

Proposal 1

The Company’s stockholders approved the amendment to the Company’s Amended and Restated Certificate of Incorporation, as previously amended on September 21, 2023, to extend the date by which the Company has to consummate a business combination up to twelve (12) times, each such extension for an additional one (1) month period, from June 21, 2024 to June 21, 2025, based upon the voting results set forth below.

For	Against	Abstain
4,599,646	373,651	484,600

Proposal 2

The Company’s stockholders approved an amendment to the Company’s investment management trust agreement, dated as of March 16, 2022, as previously amended on September 21, 2023, by and between the Company and Continental Stock Transfer & Trust Company, to provide that the time for the Company to complete its initial business combination under the Trust Agreement from June 21, 2024 to June 21, 2025, provided that the Company deposits into the trust account established in connection with the Company’s initial public offering the sum of $50,000 for each one month extended, based upon the voting results set forth below.

For	Against	Abstain
4,599,646	373,651	484,600

Proposal 3

All of the following five nominees were elected to the Company’s Board of Directors, in accordance with the voting results listed below, to serve for a term of one year, until the next Annual Meeting and until their successors have been duly elected and have qualified.

Nominee	For	Withheld
Eddie Ni	5,457,897	0
Ray Chen	5,457,897	0
Jonathan McKeage	5,457,897	0
Pin Tai	5,457,897	0
Nan Sun	5,084,246	373,651

Item 8.01 Other Events

In connection with the stockholders’ vote at the Annual Meeting 3,395,590 shares of common stock were tendered for redemption. As a result, approximately $38,098,520 (approximately $11.22 per share) has been removed from the Company’s Trust Account to pay such holders, without taking into account additional allocation of payments to cover any tax obligation of the Company, such as franchise taxes, but not including any excise tax, since that date. Following redemptions, the Company has 3,442,121 shares of public common stock outstanding, and approximately $17,873,794 remains in the Trust Account.

On June 18 2024, the Company filed a second amendment to its Amended and Restated Certificate of Incorporation with the Delaware Secretary of State (the “Charter Amendment”), to extend the date to consummate a business combination until June 21, 2025, as approved by the Company’s stockholders at the Annual Meeting. A copy of the as-filed Charter Amendment is filed with this Current Report on Form 8-K as Exhibit 3.1.

The Company has deposited the initial payment of $50,000 in its trust account established at Continental Stock Transfer & Trust Company in connection with its initial public offering, to initially extend the date by which the Company can complete an initial business combination by one month to July 21, 2024.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 20, 2024

GOLDENSTONE ACQUISITION LIMITED

By:	/s/ Eddie Ni
Name:	Eddie Ni
Title:	Chief Executive Officer

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